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                                                                    EXHIBIT 10.2

                                ESCROW AGREEMENT

This ESCROW AGREEMENT, dated as of this      day of                 , 2000, by
and among American Physicians Capital, Inc., a Michigan corporation ("APC"), Mutual Insurance Corporation of America, a Michigan mutual insurance company (the "Company"), ChaseMellon Shareholder Services, L.L.C. ("CMSS"), and the Chase Manhattan Bank, a New York state chartered bank (the "Escrow Agent").

WITNESSETH

WHEREAS, pursuant to the Conversion Agent Agreement dated as of             ,
2000 by and among APC, the Company and CMSS, there is required to be deposited into escrow certain funds to be received by CMSS in connection with APC's Subscription Offering and Best Efforts Offering pursuant to the Company's Plan of Conversion dated June 28, 2000 (the "Plan"), which funds are to be held by the Escrow Agent subject to the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration of the foregoing and of the mutual covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, for themselves, their successors and permitted assigns, hereby agree as follows:

1. APPOINTMENT OF AND ACCEPTANCE BY ESCROW AGENT. APC hereby appoints and designates the Escrow Agent to establish an escrow account and serve as escrow agent hereunder, and the Escrow Agent hereby accepts such appointment and establishes such account in accordance with the terms of this Escrow Agreement.

2. ESTABLISHMENT OF ESCROW FUND. CMSS shall deposit all funds received by CMSS in connection with APC's Subscription Offering and Best Efforts Offering (each as defined in the Plan) with the Escrow Agent no later than the next Business Day after receipt. For purposes of this Escrow Agreement, a "Business Day" shall be any day (except a Saturday or Sunday) on which banks are permitted by federal law to be open for business in the State of New York. The Escrow Agent shall hold, subject to the terms and conditions hereof, such funds and such investments and reinvestments as may be permitted pursuant to Section 3 hereof (which, together with the income from such investments are hereinafter referred to as the "Escrow Fund"). Any interest from such Escrow Fund shall accrue to the benefit of APC.

3. INVESTMENT OF ESCROW FUND.

(a) During the term of this Escrow Agreement, the Escrow Fund shall be invested and reinvested by the Escrow Agent, in The Chase Manhattan Bank's 100% U.S. Treasury Securities Money Market Mutual Fund known as the "Chase Vista Fund" or a fund with similar risk characteristics selected by the Agent with the approval of APC.

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(b) The Escrow Agent shall have the right to liquidate any investments held at any time and from time to time without the consent of or notice of any party, in order to provide funds necessary to make required payments under Section 4 of this Escrow Agreement. The Escrow Agent in its capacity as escrow agent hereunder shall not have any liability for any loss sustained as a result of any investment or sale made pursuant to this Escrow Agreement.

4. DISBURSEMENT OF ESCROW. The Escrow Agent shall hold the Escrow Fund in its possession until authorized hereunder to deliver such Fund or a portion thereof upon the happening of one of the following events:

(a) If the Company determines to terminate the Plan and the conversion prior to the effective date of the conversion, it shall give prior written notice of such determination to the Escrow Agent and the Escrow Fund shall be distributed to CMSS (and refunded by CMSS to the subscribers in accordance with the Conversion Agent Agreement).

(b) With respect to any subscription which APC has determined to reject or permit the revocation of, the Escrow Agent shall, upon receipt of written notice from APC, distribute the portion of the Escrow Fund attributable to such subscription to CMSS, (which portion shall then be refunded by CMSS to the subscriber who submitted the rejected or revoked subscription).

(c) Except as provided in paragraph (e) below, if the effective date of the conversion has occurred and (i) directors and officers of APC and the Company have not subscribed for more than 300,000 shares in total, (ii) no subscriber in the Subscription or Best Efforts Offerings (as defined in the Plan) has
subscribed for more than         shares, and (iii) the total number of shares
subscribed for the in Subscription and Best Efforts Offerings does not exceed 10,000,000, then the Escrow Fund shall be distributed to APC upon written notice from APC directing the Escrow Agent to make such distribution.

(d) If conditions (i) and (ii) described in paragraph (c) above have been satisfied but APC is required to reduce the number of shares subscribed for in accordance with the provisions of the Plan relating to oversubscriptions, then, upon written instruction and notice from APC, (i) that portion of the Escrow Fund relating to the subscriptions which have been rejected pursuant to such reduction shall be distributed to CMSS (and refunded by CMSS to the subscriber(s) whose subscriptions were reduced to the extent of such reduction), and (ii) the remainder of the Escrow Fund shall be distributed to APC.

(e) If all of the conditions described in paragraph (c) above have been satisfied but the offering price per share in the Underwritten Offering (as defined in the Plan) is less than the offering price per share in the Subscription and Best Efforts Offerings (as


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defined in the Plan), then, upon written instruction and notice from APC, (i) an amount equal to (i) the excess of (A) the offering price per share in the Subscription and Best Efforts Offerings (as defined in the Plan) over (B) the offering price per share in the Underwritten Offering (as defined in the Plan), multiplied by (ii) the number of shares subscribed for in the Subscription and Best Efforts Offerings (as defined in the Plan) as to which proceeds are held in the Escrow Fund shall be distributed to CMSS (and refunded by CMSS to the subscribers), and (ii) the remainder of the Escrow Fund shall be distributed to APC.

The date on which a distribution described in paragraph (a), (c), (d) or (e) occurs shall be deemed the "Escrow Termination Date." All disbursements to APC or CMSS by the Escrow Agent, upon APC's written request, shall be made by wire transfer of immediately available funds no later than the second Business Day after receipt by the Escrow Agent of such notice.

5. SUSPENSION OF PERFORMANCE OR DISBURSEMENT INTO COURT. If, at any time, there shall exist any dispute between APC, the Company, CMSS, the Escrow Agent, or any other person with respect to the holding or disposition of any portion of the Escrow Fund or any other obligations of the Escrow Agent hereunder, or if at any time the Escrow Agent is unable to determine, to the Escrow Agent's sole satisfaction, the proper disposition of the Escrow Fund, or any portion thereof, or the Escrow Agent's proper actions with respect to its obligations hereunder, or if APC has not, within twenty (20) Business Days of the furnishing by the Escrow Agent of a notice of resignation pursuant to Section 6 hereof, appointed a successor escrow agent to act hereunder, then the Escrow Agent may in its sole discretion, take either or both of the following actions:

(a) suspend the performance of any of its obligations under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of the Escrow Agent or until a successor escrow agent shall have been appointed (as the case may be); and/or

(b) petition (by means of an interpleader action or any other appropriate method) the court set forth in Section 10 below, for instructions with respect to such dispute or uncertainty, and for disposition of the Escrow Fund in accordance with the instructions of such court.

The Escrow Agent shall have no liability to APC, the Company, CMSS or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, to be alleged to have arisen, out of or as a result of any delay in the disbursement of the funds held in escrow or any delay in or with respect to any other action required or requested of the Escrow Agent.

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6. RESIGNATION AND REMOVAL OF ESCROW AGENT. The Escrow Agent may resign from the performance of its duties hereunder at any time by giving twenty (20) Business Days prior written notice to APC and CMSS or may be removed, with or without cause, by APC in writing at any time by the giving of ten (10) days prior written notice to the Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor escrow agent as provided herein below. Upon any such notice of resignation or removal, APC shall appoint a successor escrow agent hereunder, which shall be a commercial bank, trust company or other financial institution having total assets in excess of $500 million. Upon the acceptance in writing of any appointment as Escrow Agent hereunder by a successor escrow agent, such successor escrow agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, the Escrow Fund shall be immediately transferred to the successor escrow agent and the retiring Escrow Agent shall thereupon be discharged from its duties and obligations under this Escrow Agreement. After any retiring Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement.

7. LIABILITY OF ESCROW AGENT.

(a) The Escrow Agent shall act or refrain from acting in reliance upon the oral advice of any authorized representative of APC or the Company or any written notice, advice or other writing or instrument from APC or the Company (in each case, "Documentation") or signature of an officer of APC or the Company that, in good faith, it believes to be genuine. The Escrow Agent may assume the validity and occurrence of any statement or assertion contained in such Documentation, and may assume that any persons purporting to give any Documentation, in connection with the provisions hereof, have been duly authorized to do so. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any Documentation. In the event funds transfer instructions are given, whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Appendix II hereto, and the Escrow Agent may rely upon the oral confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable. It is understood that the Escrow Agent and APC's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify (i) APC or CMSS, (ii) APC's or CMSS's bank, or (iii) an intermediary bank for either APC or CMSS. The Escrow Agent may apply any of the Escrow Fund for any payment order it executes using any such identifying number, even where its use may result in a person other than APC or CMSS being paid, or the transfer of funds to a bank other than APC's or CMSS's bank, or an intermediary bank designated by APC or CMSS. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or


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the validity of any Documentation deposited in escrow; and its duties hereunder shall be limited to the safekeeping of the Escrow Fund received by it as such escrow holder and for the disposition of the same in accordance with the terms of this Escrow Agreement. In particular, but without limitation to the generality of the foregoing, the Escrow Agent shall be entitled to assume: (i) where the Escrow Agreement requires copies of any Documentation to be received by other parties in addition to the Escrow Agent, that the other party or parties have concurrently received a copy of the Documentation; (ii) all Documentation delivered to the Escrow Agent from time to time complies with the terms of the Escrow Agreement; and (iii) all requests for disbursements from the Escrow Fund are for purposes permitted by the Escrow Agreement at the relevant time. Under no circumstances shall the Escrow Agent be obligated to affirmatively collect funds, seek the deposit of additional money or property, solicit any payments which may be due to APC under the Plan, hereunder or otherwise.

(b) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not act as the agent of any person and shall not assume and shall not be deemed to have assumed any obligation as agent or trustee for, or relationship of agency or trust with or for any person. The Escrow Agent shall not be obligated to take or join in any proceeding against any person for the recovery of any Documentation or moneys relating hereto, except as expressly set forth herein. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement and no other further duties or responsibilities shall be implied. The Escrow Agent shall not have any liability under, nor duty to inquire into the terms and provisions of, the Plan or any other agreement or instructions, other than as outlined herein.

(c) The Escrow Agent may rely absolutely upon, and shall have full and complete authorization and protection for any action taken or omitted by it hereunder in good faith based on: (i) the opinions given to it by its legal counsel as to any legal questions arising in connection with the Escrow Agent's duties or responsibilities under this Escrow Agreement, and (ii) its own good faith determinations as to questions of fact. The Escrow Agent may perform its duties through the use of accountants and other skilled persons retained by it.

(d) The Escrow Agent shall not be liable for special, indirect, consequential, punitive, compensatory or other damages of any kind whatsoever (including but not limited to lost profits) to any person (even if the Escrow Agent has been advised of the likelihood of such loss or damage) and regardless of the form of the action. The Escrow Agent's duties and obligations under this Escrow Agreement shall be entirely administrative and not discretionary.

(e) This Section 7 shall survive the expiration or termination of this Agreement and the resignation or removal of the Escrow Agent.

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8. INDEMNIFICATION OF ESCROW AGENT. The Company hereby agrees to indemnify the
Escrow Agent and hold it harmless against any and all claims, demands, costs, liabilities, damages and expenses, including all of the Escrow Agent's out-of-pocket expenses and reasonable legal fees, as incurred, arising out of, or in conjunction with the Escrow Agent's execution of or performance or inaction under this Escrow Agreement except to the extent that such loss, liability or expense has been finally determined by a court of competent jurisdiction to have been due to the gross negligence or willful misconduct of the Escrow Agent. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement.

9. COMPENSATION OF ESCROW AGENT. The Company hereby agrees to (i) pay the Escrow Agent upon execution of this Agreement the compensation for the services to be rendered hereunder as described in Appendix I, attached hereto, and (ii) advance, or reimburse, the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney's fees, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement.

10. CONSENT TO JURISDICTION AND VENUE. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties hereto agree that the United States District Court for the Northern District of New Jersey, shall have the sole and exclusive jurisdiction over any such proceeding. Such court shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of said court.

11. TAX IDENTIFICATION NUMBER. The Company and APC shall each provide the Escrow Agent with its Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned under the Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered (i) personally, (ii) one (1) day after delivery to any nationally recognized overnight courier, (iii) when transmitted by facsimile transmission facilities and confirmed by telephone, and addressed to the party to be notified as follows:

                  If to the Escrow Agent:
                           The Chase Manhattan Bank
                           Corporate Trust Group


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                           450 West 33rd Street
                           New York, NY 10001
                           Attn: Escrow Administration, 10th Floor
                  If to CMSS:
                           ChaseMellon Shareholder Services, L.L.C.
                           2323 Bryan Street, Suite 2300
                           Dallas, TX 75201
                           Attn: R. John Davis, Vice President
                  With a copy to:
                           Elias, Matz, Tiernan & Herrick L.L.P.
                           734 15th Street, N.W.
                           12th Floor
                           Washington, D.C.  20005
                           Attn: Jeffrey A. Koeppel, Esq. or Brian Craig, Esq.
                  If to APC or the Company:
                           Mutual Insurance Corporation of America
                           1301 North Hagadorn
                           East Lansing, Michigan 48823
                           Attn: Dawn Shattuck
                  With a copy to:
                           Dykema Gossett PLLC
                           400 Renaissance Center
                           Detroit, Michigan 48243
                           Attn: Mark Metz, Esq.

or at such other address as any of the above may have been furnished to the other parties in writing by registered mail, return receipt requested and any such notice or communication given in the manner specified in this Section 12 shall be deemed to have been given as of the date so mailed except with respect to the Escrow Agent as to which date shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems advisable.

13. PROCESS. If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, motion, writ, or other form of judicial or administrative process which in any way effects the Escrow Fund (including but not limited to orders of attachment or garnishment or other forms of levy or injunctions or stays relating to the transfer of the Escrow Fund), the Escrow Agent is authorized to comply therewith in any reasonable manner as it or its legal counsel deems appropriate; provided that the Escrow Agent shall give prompt notice thereof to APC. If the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties, or to any other person or entity, even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

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14. AMENDMENT OR WAIVER. Except as set forth in Section 4, this Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by APC, the Company, CMSS and the Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

15. ASSIGNMENT. None of the rights, duties and obligations of APC, the Company, CMSS or the Escrow Agent hereunder may be assigned without the prior written consent of the other parties to this Agreement. Any purported assignment without such prior written consent shall be null and void. Notwithstanding the above, any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

16. SEVERABILITY. To the extent any provision of this Escrow Agreement is prohibited by, or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to principles of conflicts of laws.

18. ENTIRE AGREEMENT. This Escrow Agreement constitutes the entire agreement between the parties relating the acceptance, collection, holding, investment and disbursement of the Escrow Fund and sets forth in their entirety the obligations and duties of the Escrow Agent with respect to the Escrow Fund.

19. BINDING EFFECT. All of the terms of this Escrow Agreement, as amended from time to time, shall be binding on, inure to the benefit of and be enforceable by the respective heirs, legal representatives, executors, administrators, successors and permitted assigns of APC, the Company, CMSS and the Escrow Agent.

20. EXECUTION IN COUNTERPARTS. This Escrow Agreement may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement.

(Signatures to Follow)




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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the date and year first above written.

THE CHASE MANHATTAN BANK ("Escrow Agent")

                                 By:
                                    -------------------------------------

                                 Name:

                                 Title:

CHASEMELLON SHAREHOLDER SERVICES, L.L.C., ("CMSS")

                                 By:
                                    -------------------------------------

                                 Name:

                                 Title:

MUTUAL INSURANCE CORPORATION OF AMERICA (the "Company")

                                 By:
                                    -------------------------------------

                                 Name:

                                 Title:

AMERICAN PHYSICIANS CAPITAL, INC. ("APC")

                                 By:
                                    -------------------------------------

                                 Name:

                                 Title:




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APPENDIX I  ESCROW AGENT FEE SCHEDULE

A minimum of $7,500 per annum or any part thereof without proration for partial years, (includes fee for investment in a Chase Manhattan Bank Money Market Account, Chase Manhattan Bank Demand Deposit Account or The Chase Manhattan Bank Mutual Fund known as the "Chase Vista Fund" or a fund with similar risk characteristics).





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APPENDIX II TELEPHONE NUMBER(S) FOR CALL-BACKS AND PERSON(S) DESIGNATED TO
CONFIRM FUNDS TRANSFER INSTRUCTIONS

If to APC:


Name                                                 Telephone Number
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Name                                                 Telephone Number
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If to CMSS:


Name                                                 Telephone Number
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Name                                                 Telephone Number
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